SCHEDULE 14A INFORMATION

           Proxy Statement Pursuant to Section 14(a) of the Securities

                              Exchange Act of 1934

Filed by the Registrant [X]
Filed by a Party other than the Registrant [  ]

Check the appropriate box:

[X] Preliminary Proxy                [ ] Confidential, for Use of the Commission
[ ] Definitive Proxy Statement           Only (as permitted by Rule 14a-6(e)(2))
[ ] Definitive Additional Materials
[ ] Soliciting Material Pursuant to
     Rule 14a-11(c) or Rule 14a-12


                 SPECIALIZED HEALTH PRODUCTS INTERNATIONAL, INC.
                (Name of Registrant as Specified In Its Charter)

                     ---------------------------------------
    (Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):

[X] No fee required
[ ] Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11

     1)   Title of each class of securities to which transaction applies:
     2)   Aggregate number of securities to which transaction applies:
     3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (Set forth the amount on which the filing fee is calculated and state how it was determined):
     4)   Proposed maximum aggregate value of transaction:
     5)   Total fee paid:

[ ] Fee paid previously with preliminary materials
[ ] Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

     1)   Amount Previously Paid:
     2)   Form, Schedule or Registration Statement No.:
     3)   Filing Party:
     4)   Date Filed:

                 SPECIALIZED HEALTH PRODUCTS INTERNATIONAL, INC.
                               585 West 500 South
                              Bountiful, Utah 84010

                    NOTICE OF ANNUAL MEETING OF STOCKHOLDERS
                                  June 22, 2000

         NOTICE is hereby given that the Annual Meeting of Stockholders of Specialized Health Products International, Inc. (the "Company") will be held at Little America Hotel and Towers, 500 South Main Street, Salt Lake City, Utah 84101, at 10:00 a.m. (local time, SLC) on June 22, 2000, for the following purposes:

         1. To elect one member of the Board of Directors for the term expiring at the 2003 annual meeting of stockholders.

         2. To approve the Specialized Health Products International, Inc. 2000 Stock Option Plan.

         3. To transact such other business as may properly come before such meeting or any adjournments thereof.

         The record date for the meeting is the close of business on May 15, 2000 and only the holders of Common Stock of the Company on that date will be entitled to vote at such meeting or any adjournment thereof.

                                        By order of the Board of Directors


                                          /s/ Charles D. Roe
                                        -----------------------------
                                        Secretary

May 16, 2000

                         Please Return Your Signed Proxy

PLEASE COMPLETE AND PROMPTLY RETURN YOUR PROXY IN THE ENCLOSED ENVELOPE. THIS WILL NOT PREVENT YOU FROM VOTING IN PERSON AT THE MEETING. IT WILL, HOWEVER, HELP ASSURE A QUORUM AND AVOID ADDED PROXY SOLICITATION COSTS.

                                 PROXY STATEMENT

                 SPECIALIZED HEALTH PRODUCTS INTERNATIONAL, INC.
                               585 West 500 South
                              Bountiful, Utah 84010

                         ANNUAL MEETING OF STOCKHOLDERS

                            To Be Held June 22, 2000

                                  INTRODUCTION

         This Proxy Statement is being furnished to holders of Specialized Health Products International, Inc. (the "Company") common stock, par value $0.02 per share ("Common Stock"), in connection with the solicitation of proxies by the Company for use at the Annual Meeting of Stockholders of the Company (the "Annual Meeting") to be held at Little America Hotel and Towers, 500 South Main Street, Salt Lake City, Utah 84101, at 10:00 a.m. (local time) on June 22, 2000, and at any adjournment(s) or postponement(s) thereof. This Proxy Statement, the enclosed Notice and the enclosed form of proxy are being first mailed to stockholders of the Company on or about May 16, 2000.

VOTING AT THE ANNUAL MEETING

         The Board of Directors of the Company (the "Board") has fixed the close of business on May 15, 2000, as the record date (the "Record Date") for the determination of stockholders entitled to notice of and to vote at the Annual Meeting. As of the Record Date, there were outstanding 12,356,440 shares of the Company's Common Stock held by approximately 313 holders of record. On the Record Date there were no shares of the Company's Common Stock held as treasury stock by the Company. Holders of record of the Company's Common Stock on the Record Date are entitled to cast one vote per share, exercisable in person or by properly executed proxy, with respect to each matter to be considered by them at the Annual Meeting. The presence, in person or by properly executed proxy, of the holders of a majority of the outstanding shares of the Company's Common Stock is necessary to constitute a quorum at the Annual Meeting.

         Common Stock will be voted in accordance with the instructions indicated in a properly executed proxy. If no instructions are indicated, such stock will be voted as recommended by the Board. If any other matters are properly presented to the Annual Meeting for action, the person(s) named in the enclosed form(s) of proxy and acting thereunder will have discretion to vote on such matters in accordance with their best judgment. Broker non-votes and abstentions are not treated as votes cast for purposes of any of the matters to be voted on at the meeting. A stockholder who has given a proxy may revoke it by voting in person at the meeting, or by giving written notice of revocation or a later-dated proxy to the Secretary of the Company at any time before the closing of the polls at the meeting. Any written notice revoking a proxy should be sent to Specialized Health Products International, Inc., 585 West 500 South, Bountiful, Utah 84010, Attention: Mr. Charles D. Roe, Secretary.

         The directors are elected by a plurality of the votes cast at the meeting in person or by proxy. Approval of the Specialized Health Products International, Inc. 2000 Stock Option Plan requires the vote of a majority of the stockholders that are present at the meeting in person or by proxy. The Board recommends that holders of the Company's Common Stock vote FOR the approval of election of the directors proposed by the Board and FOR the approval of the Specialized Health Products International, Inc. 2000 Stock Option Plan.

MATTERS TO BE CONSIDERED AT THE ANNUAL MEETING

1.       Election of  Directors

Board of Directors

         The Company's Board is divided into three classes. One class of directors is elected at each annual meeting of stockholders for a three-year term. Each year a different class of directors will be elected on a rotating basis. The terms of Dr.Gale H. Thorne and David G. Hurley expire in 2000. The term of David A. Robinson will expire in 2001. The terms of David T. Rovee and Robert R. Walker will expire in 2002. David G. Hurley has chosen to not be nominated for a subsequent board term. Malinda S. Mitchell resigned as a director of the Company in April 2000 due to time constraints relating to here recent appointment as CEO at Stanford Hospital and Clinics.

         At this meeting one director has been nominated by the Board for election to the class whose term expires at the 2003 annual meeting. The person nominated is Dr. Gale H. Thorne, who is currently a director of the Company.

         Unless otherwise specified, proxy votes will be cast for the election of the nominees as directors. If any such person should be unavailable for election, the Board may designate a substitute nominee. It is intended that proxy votes will be cast for the election of such substitute nominee. Stockholder nominations of persons for election as directors are subject to the notice requirements described under the caption "Other Matters" appearing later in this proxy statement. Election of the nominee director requires the affirmative vote of a plurality of the votes cast at the meeting for the election of directors.

         The following pages contain information concerning the nominees and the directors whose terms of office will continue after the meeting. Unless the context otherwise requires, all references in this Proxy to the "Company" shall mean Specialized Health Products International, Inc. ("SHPI") and its subsidiaries, Specialized Health Products, Inc. ("SHP"), Specialized Cooperative Corporation, Safety Syringe Corporation, Iontophoretics Corporation and MedInservice.com, Inc., on a consolidated basis and, where the context so requires, shall include its predecessors.

THE BOARD RECOMMENDS A VOTE FOR THE ELECTION AS DIRECTOR OF THE NOMINEE NAMED HEREIN.

                (REMAINDER OF THIS PAGE INTENTIONALLY LEFT BLANK)

         Set forth below is certain information concerning each of the directors and executive officers of the Company as of April 12, 2000.

                                                                       With the
       Name             Age           Position                     Company Since

David A. Robinson(1)    56     President, Chairman of the Board,         1993
                               Chief Executive Officer and Director

Dr. Gale H. Thorne(1)   67     Vice President - Product Development      1994
                               and Director

Charles D. Roe          49     Vice President - Finance and Investor     1997
                               Relations, Chief Financial Officer,
                               Secretary and Treasurer

David G. Hurley(2)      64     Director                                  1999

Dr. David T. Rovee(2)   60     Director                                  1998

Robert R. Walker(2)     69     Director                                  1994
---------------

(1) Member of Executive Committee.
(2) Member of Audit and Compensation Committees.

         David A. Robinson. Mr. Robinson is President, Chief Executive Officer and Chairman of the Board of the Company. He has been a director and officer of the Company since November 1993 and his term expires in 2001. From November 1992 to November 1993, Mr. Robinson was President of EPC Products, Inc., a distribution company based in Bountiful, Utah. From 1981 to 1992, Mr. Robinson was President of Royce Photo/Graphics Supply, Inc., a distributor of photographic and graphic arts equipment and supplies based in Glendale, California. He holds a Masters degree in Business Administration and a Masters degree in Management Science from the University of Southern California.

         Dr. Gale H. Thorne. Dr. Thorne is Vice President - Product Development, for the Company. He has been a director since January 1995 and his term expires in 2000. Dr. Thorne has held his present position as Vice President - Product Development, since October 1994. From 1993 to 1994, Dr. Thorne was Vice
President - Engineering, of Eneco, Inc., a Utah company. During Dr. Thorne's tenure at Eneco, Inc., Dr. Thorne was primarily engaged in prosecuting patents. From 1989 to 1993, Dr. Thorne was employed as a patent consultant and patent agent with Foster & Foster, a Salt Lake City intellectual property law firm. Dr. Thorne holds thirty patents and has published numerous technical publications. He has been a technical consultant and a member of the Board of the Small Business Innovation Program of the State of Utah. Dr. Thorne manages all the patent and product development work for the Company and is a patent agent. He holds a Ph.D. in Biophysics from the University of Utah. He is a past president of Thorne, Smith, Astill, Inc., an engineering director for Becton Dickinson and Company Immunochemistry Division and a vice president and division manager for Varian and Diasonics Ultrasound.

         Charles D. Roe. Mr. Roe is Chief Financial Officer, Vice President - Finance and Investor Relations, Secretary and Treasurer of the Company. He was appointed to his position as Chief Financial Officer and Vice-President in November 1997, he was appointed as Secretary and Treasurer in December 1997 and he has been with the Company since October 1997. Mr. Roe is a certified public accountant licensed in the State of Utah and has principally been engaged in the practice of public accounting since 1976, including four years with Arthur Andersen LLP. From June 1995 through October 1997, Mr. Roe worked in association with Jones, Jensen & Co., a certified public accounting firm which is a member of the McGladrey Network of accounting firms, specializing in audits of public companies. Mr. Roe was employed by Wellshire Services, Inc. from June 1993 to June 1995 providing various services to numerous public and private companies in the United States and Europe. From 1987 to October 1997, Mr. Roe owned and operated a public accounting practice focusing on financial audits, individual and corporate income tax consultation and preparation and other advisory services. Since 1987, Mr. Roe has served on the board of directors and as secretary of Covington Capital Corporation, a privately owned financing business. From June 1995 through November 1996, Mr. Roe was employed by that company providing management services to various companies financed by Covington Capital Corporation. Mr. Roe graduated from the University of Utah with a Bachelor of Arts degree in Accounting.

         David G. Hurley. Mr. Hurley has been a director of the Company since February 1999 and his term expires in 2000. He has spent the last 33 years in the management consulting and financial advisory business. For 25 years at Arthur D. Little, Inc., Mr. Hurley was involved in corporate development consulting with large and mid-sized firms throughout North America. Since 1991, Mr. Hurley has been self employed and working principally as a management consultant and financial advisor. He has a Bachelors degree in Economics, Masters degree in Business Administration and has completed the Advanced Management Program at the Harvard Graduate School of Business.

         Dr. David T. Rovee. Dr. Rovee has been a director of the Company since April 1998 and his term expires in 2002. He is currently a business management and technology consultant in the pharmaceutical and medical products fields.
From  1991 to 2000 he  served  as  President  and  Chief  Operating  Officer  of
Organogenesis, Inc., a publicly traded biotechnology company. Prior to his employment with Organogenesis, Inc., Dr. Rovee was employed for a twenty-five year period by Johnson & Johnson in various capacities including Vice President and Director of Research and Development for Johnson & Johnson Patient Care, Inc. Dr. Rovee has a Bachelors degree in Biology from Memphis State University, a Masters degree in Zoology from Louisiana State University and a Ph.D. in Development Biology from Brown University.

         Robert R. Walker. Mr. Walker is a director of the Company and has been since March 1994 and his term expires in 2002. He is currently self-employed as a consultant in the healthcare industry primarily in the area of start-up medical device companies. From 1976 to 1992, Mr. Walker was employed by IHC Affiliated Services Division of Intermountain Healthcare, a regional hospital company, from which he retired as President of IHC Affiliated Services. He is also a former Chairman of the Board of AmeriNet, Inc., which is a national group purchasing organization for hospitals, clinics, detox/drug centers, emergency, nursing homes, private laboratories, psychiatric centers, rehabilitation facilities, surgical centers and institutions such as schools and prisons. Mr. Walker is a member of the American Hospital Association and the Hospital Financial Management Association. He holds a Bachelor of Science degree in Business Administration.

         Executive officers of the Company are elected by the Board on an annual basis and serve at the discretion of the Board.

Board Committees

         The Board has an Executive Committee, Audit Committee and Compensation Committee. The Board does not have a nominating committee.

         The Executive Committee held 28 meetings during 1999. The Executive Committee has certain powers delegated to in by the Board and can act when the Board is not in session. Members of the Executive Committee are David A. Robinson and Dr. Gale H. Thorne.

         The Company's Audit Committee held 4 meetings during 1999. The function of the Audit Committee as detailed in the Audit Committee Charter is (a) to review the professional services and independence of the Company's independent auditors and the scope of the annual external audit as recommended by the independent auditors, (b) to ensure that the scope of the annual external audit is sufficiently comprehensive, (c) to review, in consultation with the independent auditors, the plan and results of the annual external audit and the adequacy of the Company's internal control systems, (d) to review, with management and the independent auditors, the Company's annual financial statements, financial reporting practices and the results of each external audit, and (e) to undertake reasonably related activities to those set forth in clauses (a) through (d) above. Members of the Audit Committee are David G. Hurley, David T. Rovee and Robert R. Walker.

         The Company's Compensation Committee held 3 meetings during 1999. The Compensation Committee administers the Company's stock option plan, establishes a general compensation policy for the Company and, except as prohibited by applicable law, may take any and all actions that the Board could take relating to the compensation of employees, directors and other parties. Members of the Compensation Committee are David G. Hurley, David T. Rovee and Robert R. Walker.

Board Meetings and Directors' Attendance

         The Board held 6 meetings and took action by unanimous consent on 3 occasions during the fiscal year ended December 31, 1999. No incumbent director attended fewer than 75 percent of the Board meetings held or fewer than 75 percent of the committee meetings held by committees on which an incumbent director served during the fiscal year ended December 31, 1999.

Certain Relationships And Related Transactions

         Dr. Gale H. Thorne, a director and officer of the Company, was entitled to a royalty of two and one-half percent on the Company's gross revenues received from the sale of products utilizing the ExtreSafe(R) medical needle technology, blood collection device and intravenous flow gauge technologies (collectively, the "Thorne Products"). These royalties were agreed to in 1994 in exchange for Dr. Thorne's assignment to the Company of intellectual property rights he owned prior to his involvement with the Company, which intellectual property rights relate to the Thorne Products. In addition, the Company was required under the agreement to pay Dr. Thorne minimum royalty payments of not less than $435,000 over a six-year period beginning in 1998. Scheduled minimum royalty payments in 1998 and 1999 totaled in the aggregate $195,000. As a condition of the private placement that closed in January 1998, Dr. Thorne released the Company from all royalty obligations relating to Thorne Products in exchange for the issuance of 750,000 SHPI Warrants to Dr. Thorne and his assigns. As a result, none of the scheduled minimum cash royalty payments were made to Dr. Thorne.

         The law firm of Blackburn & Stoll, LC provides legal services to the Company. Eric L. Robinson, a member of that firm, is the nephew of David A. Robinson.

         In December 1997, the Company entered into a development and license agreement with JJM to commercialize two applications of medical safety needle technology. The JJM Agreement provides for monthly development payments by JJM, sharing of field related patent costs, payments for initial periods of low volume manufacturing, an ongoing royalty stream and a JJM investment in molds, assembly equipment and other capital costs related to commercialization of each product. The JJM Agreement also provides for an ongoing joint cooperative program between the Company and JJM which derives future funding directly from sales of Company created products, low volume manufacturing revenue for the Company and an ongoing royalty stream for additional safety products which are jointly approved for development. In connection with the JJM Agreement, Johnson & Johnson Development Corporation purchased $2,000,000 of Company securities comprised of common stock and Series D Warrants in a private placement that closed in January 1998.

         In May 1999, the Company paid Westbridge Capital Partners $90,000 to provide an independent verification of the Company's evaluation of certain medical safety product markets and segments and to evaluate and make recommendations regarding investment market and investor relations matters. David G. Hurley, a director of the Company, is an affiliate of Westbridge Capital Partners.

Security Ownership of Management and Certain Beneficial Owners

         The following table sets forth certain information with respect to the beneficial ownership of the Common Stock of the Company as of May 4, 2000, for:
(i) each person who is known by the Company to beneficially own more than 5 percent of the Company's Common Stock, (ii) each of the Company's directors,
(iii) each of the Company's Named Executive Officers (defined below), and (iv) all directors and executive officers as a group. As of April 12, 2000, the Company had 12,356,440 shares of Common Stock outstanding.

                                         Shares
        Name and Address              Beneficially          Percentage of
     of Beneficial Owner (1)           Owned (2)              Total (2)                    Position
     -----------------------           ---------              ---------                    --------
David A. Robinson (3)                    640,717                  5.1%            President, CEO, Chairman
                                                                                   of  the Board and Director

Dr. Gale H. Thorne (4)                   400,905                  3.2%           Vice President - Product
                                                                                   Development and Director

Charles D. Roe (5)                        38,936                     *           Chief Financial Officer, VP
                                                                                   Finance and Investor
                                                                                   Relations

David G. Hurley (6)                       16,000                     *           Director

Dr. David T. Rovee (7)                    27,000                     *           Director

Robert R. Walker (8)                     139,000                  1.1%           Director

Executive Officers and Directors       1,262,558                  9.8%
as a Group (five persons)


Johnson & Johnson Development          2,000,000                 15.0%
Corporation (9)
One Johnson & Johnson Plaza, New
Brunswick, NJ 08933

Asdale Ltd (10)                        1,500,000                 11.4%
44 Lowndes Street
London, England

* Less than 1%.
--------------

(1) Except where otherwise indicated, the address of the beneficial owner is deemed to be the same address as the Company.
(2) Beneficial ownership is determined in accordance with SEC rules and generally includes holding voting and investment power with respect to the securities. Shares of Common Stock subject to options or warrants currently exercisable, or exercisable within 60 days, are deemed outstanding for computing the percentage of the total number of shares beneficially owned by the designated person, but are not deemed outstanding for computing the percentage for any other person.
(3) Includes 330,219 shares of common stock and stock options to purchase 250,000 shares of common stock. Also includes 60,498 shares of common stock purchased through the Company's 401(k) plan.
(4) Includes 18,000 shares of common stock, stock options to purchase 115,000 shares of common stock and warrants to purchase 200,000 shares of common stock. Also includes 25,000 shares of common stock that Dr. Thorne is deemed to beneficially own through a trust and 42,905 shares of common stock purchased through the Company's 401(k) plan. See "Certain Relationships and Related Transactions."
(5) Includes 13,936 shares of common stock purchased through the Company's 401(k) plan and stock options to acquire 25,000 shares of common stock. Does not include stock options to acquire 25,000 shares of common stock that vest in October 2000.
(6) Includes stock options to acquire 16,000 shares of common stock. Does not include stock options to purchase 4,000 shares of common stock that vest in December 2000.
(7) Includes 1,000 shares of common stock and stock options to purchase 26,000 shares of common stock. Does not include stock options to purchase 4,000 shares of common stock that vest in December 2000.
(8) Includes stock options to purchase 76,000 shares of common stock. Also includes 63,000 shares of common stock that Mr. Walker is deemed to beneficially own through a trust. Does not include stock options to acquire 4,000 shares of common stock that vest in December 2000.
(9)  Includes 1,000,000 shares of common stock and 1,000,000 Series D Warrants.
(10) Includes 750,000 shares of common stock and 750,000 Series D Warrants.

         The Company is not aware of any arrangements which may, at a subsequent date, result in a change in control of the Company.

Section 16(a) Beneficial Ownership Reporting Compliance

         The members of the Board, the executive officers of the Company and persons who hold more than ten percent of the Company's Common Stock are subject to reporting requirements of Section 16(a) of the Securities Exchange Act of 1934, which require them to file reports with respect to their ownership of and transaction in the Company's securities, and furnish the Company copies of all such reports they file. Based upon the copies of those reports furnished to the Company, and written representations that no other reports were required to be filed, the Company believes that all reporting requirements under Section 16(a) for the fiscal year ended December 31, 1999, were met in a timely manner by its executive officers, Board members and greater than ten percent stockholders.

Executive Compensation

         The tables below set forth certain information concerning compensation paid by the Company to its Chief Executive Officer and all other executive officers with annual compensation in excess of $100,000 (determined for the year ended December 31, 1999) (the "Named Executive Officers"). The tables include information related to stock options granted to the Named Executive Officers.

         Summary Compensation Table. The following table provides certain information regarding compensation paid by the Company to the Named Executive Officers.

                                                         SUMMARY COMPENSATION TABLE

                                           Annual Compensation                     Awards            Payouts
                                           -------------------                     ------            -------
                                                                           Restricted  Stock                     All Other
        Name and                                          Other Annual     Stock       Options/    LTIP        Compensation
   Principal Position       Year Salary ($)  Bonus ($)  Compensation($)(1) Awards ($)    SAR(#)    Payouts($)       ($)
   ------------------       ---- ----------  ---------  ------------------ ----------    ------    ----------       ---
David A. Robinson,          1997  240,000       ---          4,750            ---         ---         ---            4,150
President, CEO, Chairman    1998  240,000      1,000        10,000            ---         ---         ---           10,428
of the Board and Director   1999  225,416(2)    ---         10,000            ---         ---         ---        68,508(4)

Dr. Gale H. Thorne, VP      1997  150,000       ---          4,750            ---         ---         ---              429
Product Development and     1998  150,000      1,000         6,925            ---         ---         ---            6,925
Director                    1999  146,041(2)    ---          7,302            ---         ---         ---        21,752(5)
                                                                              ---         ---         ---
Charles D. Roe, VP          1997   20,833       ---             ---           ---      50,000(3)      ---              ---
Finance and Investor        1998  100,000      1,000         5,050            ---         ---         ---              226
Relations and CFO           1999  104,022(2)    ---          3,438            ---         ---         ---         1,044(6)

                                       7

David L. Thorne             1997   80,292       ---          4,000            ---         ---         ---
Manager - Product           1998   94,666       300          4,748            ---         ---         ---
Development                 1999  100,000(2)    ---          5,000            ---         ---         ---        51,044(7)
---------------

(1) These amounts represent payments by the Company into its 401(k) retirement plan for the benefit of the Named Executive Officer.
(2) In January 1999, Dr. Thorne's salary was increased from $150,000 to $165,000 per year, Mr. Roe's was increased from $100,000 to $110,000 per year and Mr. David Thorne's salary was increased from $96,000 to $100,000. In September 1999, Mr. Robinson's salary was reduced from $240,000 to
     $190,000 per year, Dr. Thorne's salary was reduced from $165,000 to $100,000 per year and Mr. Roe's salary was reduced from $110,000 to $90,000 per year.
(3)  Options issued pursuant to the non-qualified stock option plan.
(4) This represents payment of accrued vacation, $67,400 of which was used to payoff a subscription receivable in a noncash transaction. Effective January 1, 1999, the Company changed its accrued vacation policy and subsequent to that date allows a maximum of twenty days vacation pay to be carried forward from year to year.
(5) This includes $17,957 payment of accrued vacation, $6,920 of which was used to payoff a subscription receivable in a noncash transaction. Effective January 1, 1999, the Company changed its accrued vacation policy and subsequent to that date allows a maximum of twenty days vacation pay to be carried forward from year to year. Also includes $3,795 in life insurance on Dr. Thorne with insurance proceeds payable to the beneficiary designated by Dr. Thorne. This insurance policy has no cash surrender value.
(6) These amounts represent the amounts paid by the Company for term life insurance on the life of Mr. Roe with insurance proceeds payable to the beneficiary designated by Mr. Roe. This insurance policy has no cash surrender value.
(7) Represents $50,000 paid to Mr. Thorne for cancellation of SHPI Warrants to acquire 25,000 shares of common stock. Also represents $1,044 paid by the Company for term life insurance on the life of Mr. Thorne with insurance proceeds payable to the beneficiary designated by Mr. Thorne. This insurance policy has no cash surrender value.

Compensation of Directors

         No cash fees or other consideration were paid to employee directors of the Company by the Company for service on the Board during 1999. During 1999, the Company compensated non-employee directors at a rate of $10,000 per year payable in equal quarterly installments along with options to purchase 16,000 shares of the Company's common stock that were granted in equal quarterly installments at an exercise price of $2.00 per share. The Company expects that the 2000 compensation for non-employee directors will be the same as the 1999 compensation including the issuance of options to purchase 16,000 shares of the Company's common stock granted in equal quarterly installments at an exercise price equal to the fair market value of the underlying common stock on the date of grant, but in no event shall the exercise price be less than $1.00 per share. The Company has made no other agreements regarding compensation of non-employee directors. All directors are entitled to reimbursement for reasonable expenses incurred in the performance of their duties as Board members.

Employment and Indemnity Agreements

         The Company has entered into an employment agreement with Mr. David A. Robinson. Mr. Robinson's employment agreement, which has been amended from time to time, provides that (i) Mr. Robinson receive a salary of $190,000 per year beginning September 16, 1999; (ii) Mr. Robinson's current employment agreement expires on December 31, 2001; (iii) Mr. Robinson is entitled to vacation pay and health insurance; (iv) if the employment of Mr. Robinson is terminated by reason of disability or other than for cause, his salary will continue for the full term of the agreement; (v) if Mr. Robinson is terminated for cause, his salary ceases as of the date of termination; (vi) the Company will provide Mr. Robinson with up to $1,000,000 of term life insurance while he is employed by the Company; and (vii) Mr. Robinson shall keep all proprietary information relating to the business of the Company confidential both during and after the term of the agreement. The Company does not have employment agreements with any of its other Named Executive Officers.

         The Company has entered into indemnity agreements (the "Indemnity Agreements") with each of its executive officers and directors pursuant to which the Company has agreed to indemnify the officers and directors to the fullest extent permitted by law for any event or occurrence related to the service of the indemnitee as an officer or director of the Company that takes place prior to or after the execution of the Indemnity Agreement. The Indemnity Agreements obligate the Company to reimburse or advance expenses relating to any proceeding arising out of an indemnifiable event. Under the Indemnity Agreements, the officers and directors of the Company are presumed to have met the relevant standards of conduct required by Delaware law for indemnification. Should the Indemnity Agreements be held to be unenforceable, indemnification of these officers and directors may be provided by the Company in certain cases at its discretion.

401(k) Retirement Plan

         Effective in 1996, the Company adopted a 401(k) retirement plan whereby the Company contributes five percent of payroll compensation to the plan and matches employee contributions to the plan on a dollar for dollar basis up to the maximum contribution allowed by applicable tax law. The Named Executive Officers have invested all of the funds in their 401(k) accounts in common stock of the Company.

Accrued Vacation Pay

         Effective January 1, 1999, the Company changed its vacation policy. Prior to January 1, 1999, the Company's policy was to allow executive officers to carry over vacation from year to year without limitation. After January 1, 1999, the Company allows all employees to carry over a maximum of twenty days vacation pay from year to year.

Indemnification for Securities Act Liabilities

         Delaware law authorizes, and the Company's Bylaws and Indemnity Agreements provide for, indemnification of the Company's directors and officers against claims, liabilities, amounts paid in settlement and expenses in a variety of circumstances. Indemnification for liabilities arising under the Act may be permitted for directors, officers and controlling persons of the Company pursuant to the foregoing or otherwise. However, the Company has been advised that, in the opinion of the Securities and Exchange Commission, such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable.

Stock Options and Warrants

         In October 1998, the Company's stockholders approved the adoption of the Specialized Health Products International, Inc. 1998 Stock Option Plan (the "1998 Option Plan"). The 1998 Option Plan will permit the Company to grant "non-qualified stock options" and "incentive stock options" to acquire the Company's Common Stock. The total number of shares authorized for the 1998 Option Plan may be allocated by the Board between the non-qualified stock options and the incentive stock options from time to time, subject to certain requirements of the Internal Revenue Code of 1986, as amended. The option exercise price per share under the 1998 Option Plan may not be less than the fair market value of a share of Common Stock on the date on which the option is granted and in no event can the exercise price be less than $2.00 per share. A total of 2,000,000 shares are allocated to the 1998 Option Plan, but the 1998 Option Plan also restricts the total number of shares of Common Stock that the Company can grant options to acquire under all of its existing stock option plans to 2,000,000 shares. As of April 12, 2000, options to acquire an aggregate of 565,000 shares of Common Stock at an exercise price of $2.00 per share had been granted and are presently outstanding under the 1998 Option Plan and stock options exercisable for 1,399,500 shares of Company common stock at exercise prices ranging from $.39 to $2.625 are outstanding under plans that preceded the 1998 Option Plan. None of the options granted under the 1998 Option Plan were granted to executive officers of the Company.

Compensation Committee Interlocks and Insider Participation

         No executive officers of the Company serve on the Compensation Committee (or in a like capacity) for the Company or any other entity.

2. Approval of the Specialized Health Products International, Inc. 2000 Stock Option Plan

         At the Annual Meeting, stockholders will be asked to approve the Specialized Health Products International, Inc. 2000 Stock Option Plan (the "2000 Option Plan"). A copy of the 2000 Option Plan is attached to this Proxy Statement as Appendix A and is incorporated herein by reference. The description below of the 2000 Option Plan is qualified in its entirety by reference to the complete text of the 2000 Option Plan. Terms not defined herein shall have the meanings set forth in the 2000 Option Plan.

Description of Principal Features of the 2000 Option Plan

         The 2000 Option Plan is intended to afford an incentive to employees, Board members and consultants of the Company and its subsidiaries to acquire or increase a proprietary interest in the Company, to become or continue as employees, Board members or consultants, to devote their best efforts on behalf of the Company and to align the interests of such persons with the Company's stockholders to promote the success of the Company's business. Additional objectives of the 2000 Option Plan are (i) to broaden the share ownership of the staff of the Company and (ii) to create, in effect, a bonus program for key personnel which compensates designated individuals with shares of the Company.

         The 2000 Option Plan will permit the Company to grant "non-qualified stock options" and/or "incentive stock options" to acquire the Company's Common Stock. The total number of shares authorized for the 2000 Option Plan may be allocated by the Board between non-qualified stock options and incentive stock options from time to time, subject to certain requirements of the Internal Revenue Code of 1986, as amended (the "Code").

         A total of 2,500,000 shares will be allocated to the 2000 Option Plan. The 2000 Option Plan does not allow the Company to grant stock options exercisable for more than 2,500,000 shares of common stock under all of the Company's stock option plans collectively. There are currently stock options exercisable for 1,964,500 shares of common stock under the Company's existing stock option plans. Accordingly, assuming no change in the number of outstanding options under existing plans, options to acquire 535,500 shares of common stock will initially be available for issuance under the 2000 Option Plan. Thus, the adoption of the 2000 Option Plan will result in a total of 500,000 additional shares of common stock being available for issuance in excess of the current 2,000,000 share maximum. If the 2000 Option Plan is approved, the Company will not grant additional options under its existing stock option plans. While no determination has been made, some of the options outstanding under current option plans could be canceled and replaced with options granted under the 2000 Option Plan which grants may be at exercise prices or terms that are different than terms and exercise prices under existing plans. In addition, all executive officers and all directors of the Company would qualify for awards under the 2000 Option Plan. No determination has been made, however, if or in what amounts option grants would be made to any particular person under the 2000 Option Plan.

         It is intended that all shares issued pursuant to the exercise of options under the 2000 Option Plan will be drawn from the authorized stock. It is not anticipated that any of such shares will be purchased on the open market or allocated from treasury shares, if any.

Award Plan

         The grant of options or awards will be dictated by the achievement of a mixture of individual and corporate performance goals determined by the Board or, at the Board's election, the Compensation Committee (the body administering the 2000 Option Plan is hereinafter referred to as either the Board or the Compensation Committee). Awards under the 2000 Option Plan will be focused on Company employees, Board members and consultants whose contribution and achievement can make a difference to Company financial performance and hence, indirectly, stockholder value creation. As of April 12, 2000, the Company had seventeen employees and five Board members.

         Awards under the 2000 Option Plan may begin in 2000, although the Compensation Committee has made no determination with respect thereto. The specific structure of the 2000 Option Plan for this and subsequent years will be determined by the Compensation Committee.

         The 2000 Option Plan authorizes the Compensation Committee to grant "incentive stock options," ("ISO's") within the meaning of Section 422 of the Internal Revenue Code (the "Code"), and nonqualified stock options ("NQSO's"), pursuant to the applicable terms and conditions of the 2000 Option Plan and of the agreement evidencing such grant. The aggregate fair market value of the ISO's granted to any one optionee under the Option Plan, or any similar plan, that first become exercisable in any calendar year may not exceed $100,000.

         The option exercise price per share may not be less than the fair market value of a share of Common Stock on the date on which the option is granted. Notwithstanding the foregoing, such exercise price per share shall in no case be less than $1.00 per share of Common Stock. Each option agreement shall provide the exercise schedule for the option as determined by the Compensation Committee (which may include a requirement for achieving performance goals), provided, that the Compensation Committee shall have the authority to accelerate the exercisability of any outstanding option at such time and under such circumstances as it, in its sole discretion, deems appropriate. The exercise period can be up to ten years from the date of the grant of the option as determined by the Compensation Committee, provided, however, that in the case of an ISO, such exercise period shall not exceed ten years from the date of grant of such option as allowed by the Code. The exercise period shall be subject to early termination and accelerated vesting as provided in the 2000 Option Plan. Generally, it is anticipated that options granted under the 2000 Option Plan will vest on a basis determined appropriate by the board of directors, including consideration of length of service for Company employees.

         Options granted under the 2000 Option Plan will not be transferable other than by will or by the laws of descent and distribution or to a beneficiary upon the death of a grantee, and such options that may be exercisable shall be exercised during the lifetime of the grantee only by the grantee or his or her guardian or legal representative; except as otherwise provided in the 2000 Option Plan.

General

         The Option Plan is intended to satisfy the requirements of Rule 16b-3 promulgated under Section 16 of the Exchange Act ("Rule 16b-3") and, with respect to ISO's, to generally serve as a qualified performance-based compensation program under OBRA. However, the compensation received by certain individuals under the Company's 2000 Option Plan may fall outside the deductibility limitations of OBRA if the Company is successful as reflected in the Company's stock price and/or income.

         The 2000 Option Plan will be administered by the Compensation Committee of the Board. The Compensation Committee determines (i) which employees/independent contractors of the Company and its subsidiaries shall be granted an option to acquire of Common Stock of the Company; (ii) the number of shares into which the option is exercisable; (iii) the amount to be paid by a grantee upon exercise of an option or award; (iv) the time or times and the conditions subject to which options or awards may be made and become exercisable; and (v) the form of consideration that may be used to pay for shares issued upon exercise thereof. The Compensation Committee is also responsible for other questions involving the administration and interpretation of the 2000 Option Plan.

         The Board may from time to time suspend, terminate, modify or amend the 2000 Option Plan, but may not, without the approval of the Company's stockholders, increase the aggregate number of shares of Common Stock subject to the 2000 Option Plan (except for increases due to certain adjustments), decrease the minimum exercise price specified by the 2000 Option Plan in respect of ISO's or change the class of persons eligible to receive options or awards under the 2000 Option Plan or adopt any amendment for which stockholder approval is required under applicable Delaware law.

         The Board may terminate the 2000 Option Plan at any time. The termination of the 2000 Option Plan will not alter or impair any rights or obligations under any option or award previously granted under the 2000 Option Plan.

         The selection of the eligible individuals who will receive options under the 2000 Option Plan, upon approval of the 2000 Option Plan by stockholders, and the size and type of options is generally to be determined by the Compensation Committee in its discretion. No options or awards have been made or granted under the 2000

Option Plan, nor are any such options or awards now determinable. Thus, it is not possible to predict the benefits or amounts that will be received by or allocated to particular individuals or groups of employees.

Certain Federal Tax Consequences

         The following is a brief summary of the principal federal income tax consequences under current federal income tax laws relating to options granted under the Option Plan. This summary is not intended to be exhaustive and, among other things, does not describe state, local or foreign income tax consequences.

         Incentive Stock Options

         The Company understands the federal income tax consequences of ISO's to be generally as follows: an employee receiving an ISO will not be in receipt of taxable income upon the grant of the ISO or upon its timely excise. Exercise of an ISO will be timely if made during its term and if the optionee remains an employee of the Company or its subsidiaries at all times during the period beginning on the date of the grant of the ISO and ending on the date three months before the date of exercise (or one year before the date of exercise in the case of a disabled optionee). Exercise of an ISO will also be timely if made at any time (provided it is exercisable by its terms) by the legal representative of an optionee who dies (i) while in the employ of the Company or its subsidiaries or (ii) within three months after termination of employment. The 2000 Option Plan, however, limits the right of the legal representative of any optionee who has died within one month of his or her termination of employment. Upon ultimate sale of the stock received upon such exercise, except as noted below, the optionee will recognize capital gain or loss (if the stock is a capital asset of the optionee) equal to the difference between the amount realized upon such sale and the option exercise price. The Company, under these circumstances, will not be entitled to any federal income tax deduction in connection with either the exercise of the ISO or the sale of such stock by the optionee.

         If, however, the stock acquired pursuant to such exercise of an ISO is disposed of by the optionee prior to the expiration of two years from the date of grant of the option or one year from the date that such stock is transferred to the optionee upon exercise (a "disqualifying disposition"), any gain realized by the optionee generally will be taxable at the time of such disqualifying disposition as follows: (i) as ordinary income to the extent of the difference between the option exercise price and the lesser of the fair market value of the stock on the date the ISO is exercised and the amount realized on such disqualifying disposition and (ii) if the stock is a capital asset of the optionee, as capital gain to the extent of any excess of the amount realized on such disqualifying disposition over the fair market value of the stock on the date that governs the determination of his or her ordinary income. In such case, the Company may claim a federal income tax deduction at the time of such disqualifying disposition for the amount taxable to the optionee as ordinary income, provided the Company satisfies certain tax information reporting requirements.

         The amount by which the fair market value of the stock on the exercise date of an ISO exceeds the option exercise price will constitute an item of tax preference for purposes of the "alternative minimum tax" set forth in the Code.

         Nonqualified Stock Options

         In the case of NQSO's, the Company understands that the optionee will not generally be taxed upon grant of any such option. Rather, at the time of exercise of an NQSO, the optionee will, except as noted below, realize ordinary income for federal tax purposes in an amount equal to the excess of the fair market value of the shares purchased over the option exercise price. The Company will generally be entitled to a tax deduction at such time and in the same amount that the optionee realizes ordinary income, provided the Company satisfies certain tax information reporting requirements. If stock so acquired is later sold or exchanged, then the difference between the sales price and the fair market value of such stock on the date of exercise of the option is generally taxable as long-term capital gain or loss if such stock is held for a sufficient period of time.

         THE BOARD HAS UNANIMOUSLY APPROVED AND RECOMMENDS A VOTE "FOR" APPROVAL OF THE 2000 OPTION PLAN.

3.   Other Matters

Discretionary Authority

         At the time of mailing of this proxy statement, the Board was not aware of any other matters which might be presented at the meeting. If any matter not described in this Proxy Statement should properly be presented, the persons named in the accompanying proxy form will vote such proxy in accordance with their judgment.

Independent Public Accountants

         The Company retained Arthur Andersen LLP ("AA") as its independent auditor for the current year. AA has acted as the Company's independent auditor since 1996. The Company expects representatives of AA to be present at the Company's 2000 Annual Meeting of Stockholders. AA will have the opportunity to make a statement at the annual meeting if it desires to do so and it is expected that representatives of AA will be available to respond to appropriate questions if called upon to do so.

Notice Requirements

         Any stockholder who desires to have a proposal included in the Company's proxy soliciting material relating to the Company's 2001 annual meeting of stockholders should send to the Secretary of the Company a signed notice of intent. This notice, including the text of the proposal, must be received no later than February 15, 2001.

Annual Report

         This Proxy Statement has been preceded or accompanied by an Annual Report for the fiscal year ended December 31, 1999, and quarterly report on Form 10-QSB for the period ended March 31, 2000. Stockholders are referred to such reports for financial and other information about the activities of the Company, but such reports are not to be deemed a part of the proxy soliciting material.

Expenses and Methods of Solicitation

         The expenses of soliciting proxies will be paid by the Company. In addition to the use of the mails, proxies may be solicited personally, or by telephone or other means of communications, by directors, officers and employees of the Company and its subsidiaries, who will not receive additional compensation therefor. Arrangements will also be made with brokerage firms and other custodians, nominees and fiduciaries for the forwarding of proxy solicitation material to certain beneficial owners of the Company's Common Stock, and the Company will reimburse such forwarding parties for reasonable expenses incurred by them.

By order of the Board of Directors,


By /s/ Charles D. Roe
   --------------------------
   Charles D. Roe, Secretary

                                   APPENDIX A

                 Specialized Health Products International, Inc.
                             2000 Stock Option Plan

1. Purpose; Effectiveness of the Plan.

         (a) The purpose of this Plan is to advance the interests of the Company and its stockholders by helping the Company obtain and retain the services of employees, officers, consultants, and directors, upon whose judgment, initiative and efforts the Company is substantially dependent, and to provide those persons with further incentives to advance the interests of the Company.

         (b) This Plan will become effective on the date of its adoption by the Board, provided the Plan is approved by the stockholders of the Company (excluding holders of shares of Stock issued by the Company pursuant to the exercise of options granted under this Plan) within twelve months before or after that date. If the Plan is not so approved by the stockholders of the Company, any options granted under this Plan will be rescinded and will be void. This Plan will remain in effect until it is terminated by the Board or the Committee (as defined hereafter) under Section 9 hereof, except that no ISO (as defined herein) will be granted after the tenth anniversary of the date of this Plan's adoption by the Board. This Plan will be governed by, and construed in accordance with, the laws of the State of Delaware.

2. Certain Definitions. Unless the context otherwise requires, the following defined terms (together with other capitalized terms defined elsewhere in this Plan) will govern the construction of this Plan, and of any stock option agreements entered into pursuant to this Plan:

         (a) "10% Stockholder" means a person who owns, either directly or indirectly by virtue of the ownership attribution provisions set forth in Section 424(d) of the Code at the time he or she is granted an Option, stock possessing more than ten percent (10%) of the total combined voting power or value of all classes of stock of the Company and/or of its subsidiaries;

         (b) "1933 Act" means the federal Securities Act of 1933, as amended;

         (c)      "Board" means the Board of Directors of the Company;

         (d) "Code" means the Internal Revenue Code of 1986, as amended (references herein to Sections of the Code are intended to refer to Sections of the Code as enacted at the time of this Plan's adoption by the Board and as subsequently amended, or to any substantially similar successor provisions of the Code resulting from recodification, renumbering or otherwise);

         (e) "Committee" means a committee of two or more Non-Employee Directors, appointed by the Board, to administer and interpret this Plan; provided that the term "Committee" will refer to the Board during such times as no Committee is appointed by the Board;

         (f) "Company" means Specialized Health Products International, Inc., a Delaware corporation;

         (g) "Disability" has the same meaning as "permanent and total disability," as defined in Section 22(e)(3) of the Code;

         (h) "Eligible Participants" means persons who, at a particular time, are employees, officers, consultants, or directors of the Company or its subsidiaries;

         (i) "Fair Market Value" means, with respect to the Stock and as of the date an ISO or a Formula Option is granted hereunder, the market price per share of such Stock determined by the Committee in good faith on such basis as it deems appropriate.

         (j) "ISO" has the same meaning as "incentive stock option," as defined in Section 422 of the Code;

         (k) "Just Cause Termination" means a termination by the Company of an Optionee's employment by and/or service to the Company (or if the Optionee is a director, removal of the Optionee from the Board by action of the stockholders or, if permitted by applicable law and the by-laws of the Company, the other directors), in connection with the good faith determination of the Company's board of directors (or of the Company's stockholders if the Optionee is a director and the removal of the Optionee from the Board is by action of the stockholders, but in either case excluding the vote of the Optionee if he or she is a director or a stockholder) that the Optionee has engaged in any acts involving dishonesty or moral turpitude or in any acts that materially and adversely affect the business, affairs or reputation of the Company or its subsidiaries;

         (l)      "Non-Employee    Director"    has   the   same    meaning   as
                  "Non-Employee-Director,"   as   defined   in  Rule   16b-3  as
                  promulgated under the Securities Exchange Act of 1934).;

         (m) "NSO" means any option granted under this Plan whether designated by the Committee as a "non-qualified stock option," a "non-statutory stock option" or otherwise, other than an option designated by the Committee as an ISO, or any option so designated but which, for any reason, fails to qualify as an ISO pursuant to Section 422 of the Code and the rules and regulations thereunder;

         (n) "Option" means an option granted pursuant to this Plan entitling the option holder to acquire shares of Stock issued by the Company pursuant to the valid exercise of the option;

         (o) "Option Agreement" means an agreement between the Company and an Optionee, in form and substance satisfactory to the Committee in its sole discretion, consistent with this Plan;

         (p) "Option Price" with respect to any particular Option means the exercise price at which the Optionee may acquire each share of the Option Stock called for under such Option;

         (q) "Option Stock" means Stock issued or issuable by the Company pursuant to the valid exercise of an Option;

         (r) "Optionee" means an Eligible Participant to whom Options are granted hereunder, and any transferee thereof pursuant to a Transfer authorized under this Plan;

         (s) "Plan" means this Specialized Health Products International, Inc. 1998 Stock Option Plan of the Company;

         (t) "QDRO" has the same meaning as "qualified domestic relations order" as defined in Section 414(p) of the Code;

         (u) "Stock" means shares of the Company's Common Stock, $.02 par value;

         (v)      "Transfer,"  with respect to Option Stock,  includes,  without limitation, a voluntary or involuntary sale, assignment, transfer, conveyance, pledge, hypothecation, encumbrance, disposal, loan, gift, attachment or levy of such Option Stock, including without limitation an assignment for the benefit of creditors of the Optionee, a transfer by operation of law, such as a transfer by will or under the laws of descent and distribution, an execution of judgment against the Option Stock or the acquisition of record or beneficial ownership thereof by a lender or creditor, a transfer pursuant to a QDRO, or to any decree of divorce, dissolution or separate maintenance, any property settlement, any separation agreement or any other agreement with a spouse (except for estate planning purposes) under which a part or all of the shares of Option Stock are transferred or awarded to the spouse of the Optionee or are required to be sold; or a transfer resulting from the filing by the Optionee of a petition for relief, or the filing of an involuntary petition against such Optionee, under the bankruptcy laws of the United States or of any other nation.

3. Eligibility. The Company may grant Options under this Plan only to persons who are Eligible Participants as of the time of such grant. Subject to the provisions of Sections 4(d), 5 and 6 hereof, there is no limitation on the number of Options that may be granted to an Eligible Participant.

4. Administration.

         (a) Committee. The Committee, if appointed by the Board, will administer this Plan. If the Board, in its discretion, does not appoint such a Committee, the Board itself will administer this Plan and take such other actions as the Committee is authorized to take hereunder; provided that the Board may take such actions hereunder in the same manner as the Board may take other actions under the Company's Certificate of Incorporation and By-laws generally.

         (b) Authority and Discretion of Committee. The Committee will have full and final authority in its discretion, at any time and from time to time, subject only to the express terms, conditions and other provisions of the Company's Certificate of Incorporation, By-laws and this Plan, and the specific limitations on such discretion set forth herein:

                  (i) to select and approve the persons who will be granted Options under this Plan from among the Eligible Participants, and to grant to any person so selected one or more Options to purchase such number of shares of Option Stock as the Committee may determine;

                  (ii) to determine the period or periods of time during which Options may be exercised, the Option Price and the duration of such Options, and other matters to be determined by the Committee in connection with specific Option grants and Options Agreements as specified under this Plan;

                  (iii) to interpret this Plan, to prescribe, amend and rescind rules and regulations relating to this Plan, and to make all other determinations necessary or advisable for the operation and administration of this Plan; and

                  (iv) to delegate all or a portion of its authority under subsections (i) and (ii) of this Section 4(b) to one or more directors of the Company who are executive officers of the Company, but only in connection with Options granted to Eligible Participants who are not subject to the reporting and liability provisions of
                           Section 16 of the Securities Exchange Act of 1934, as amended, and the rules and regulations thereunder, and subject to such restrictions and limitations
                           (such as the aggregate number of shares of Option Stock called for by such Options that may be granted) as the Committee may decide to impose on such delegate directors.

         (c) Limitation on Authority. Notwithstanding the foregoing, or any other provision of this Plan, the Committee will have no authority to grant Options to any of its members, unless approved by the Board.

         (d) Designation of Options. Except as otherwise provided herein, the Committee will designate any Option granted hereunder either as an ISO or as an NSO. To the extent that the Fair Market Value (determined at the time the Option is granted) of Stock with respect to which all ISOs are exercisable for the first time by any individual during any calendar year (pursuant to this Plan and all other plans of the Company and/or its subsidiaries) exceeds $100,000, such option will be treated as an NSO. Notwithstanding the general eligibility provisions of Section 3 hereof, the Committee may grant ISOs only to persons who are employees of the Company and/or its subsidiaries.

         (e) Option Agreements. Options will be deemed granted hereunder only upon the execution and delivery of an Option Agreement by the Optionee and a duly authorized officer of the Company. Options will not be deemed granted hereunder merely upon the authorization of such grant by the Committee.

5. Shares Reserved for Options.

         (a) Option Pool. The aggregate number of shares of Option Stock that may be issued pursuant to the exercise of Options granted under this Plan will not exceed two million five hundred thousand (2,500,000) (the "Option Pool"), provided that such number will be increased by the number of shares of Option Stock that the Company subsequently may reacquire through repurchase or otherwise. Shares of Option Stock that would have been issuable pursuant to Options, but that are no longer issuable because all or part of those Options have terminated or expired, will be deemed not to have been issued for purposes of computing the number of shares of Option Stock remaining in the Option Pool and available for issuance. Notwithstanding the foregoing, the Company will not grant Options under the this Plan and the Company's previously adopted non-qualified stock option plans to acquire in aggregate more than two million five hundred thousand (2,500,000) shares of Stock.

         (b) Adjustments Upon Changes in Stock. In the event of any change in the outstanding Stock of the Company as a result of a stock split, reverse stock split, stock dividend, recapitalization, combination or reclassification, appropriate proportionate adjustments will be made in: (i) the aggregate number of shares of Option Stock in the Option Pool that may be issued pursuant to the exercise of Options granted hereunder; (ii) the Option Price and the number of shares of Option Stock called for in each outstanding Option granted hereunder; and
                  (iii) other rights and matters determined on a per share basis under this Plan or any Option Agreement hereunder. Any such adjustments will be made only by the Board, and when so made will be effective, conclusive and binding for all purposes with respect to this Plan and all Options then outstanding. No such adjustments will be required by reason of the issuance or sale by the Company for cash or other consideration of additional shares of its Stock or securities convertible into or exchangeable for shares of its Stock.

6. Terms of Stock Option Agreements. Each Option granted pursuant to this Plan will be evidenced by an agreement (an "Option Agreement") between the Company and the person to whom such Option is granted, in form and substance satisfactory to the Committee in its sole discretion, consistent with this Plan. Without limiting the foregoing, each Option Agreement (unless otherwise stated therein) will be deemed to include the following terms and conditions:

         (a) Covenants of Optionee. At the discretion of the Committee, the person to whom an Option is granted hereunder, as a condition to the granting of the Option, must execute and deliver to the Company a confidential information agreement approved by the Committee. Nothing contained in this Plan, any Option Agreement or in any other agreement executed in connection with the granting of an Option under this Plan will confer upon any Optionee any right with respect to the continuation of his or her status as an employee of, consultant or independent contractor to, or director of, the Company or its subsidiaries.

         (b) Vesting Periods. Except as otherwise provided herein, each Option Agreement may specify the period or periods of time within which each Option or portion thereof will first become exercisable (the "Vesting Period") with respect to the total number of shares of Option Stock called for thereunder (the "Total Award Option Stock"). Such Vesting Periods will be fixed by the Committee in its discretion, and may be accelerated or shortened by the Committee in its discretion.

         (c)      Exercise of the Option.

                  (i) Mechanics and Notice. An Option may be exercised to the extent exercisable (1) by giving written notice of exercise to the Company, specifying the number of full shares of Option Stock to be purchased and accompanied by full payment of the Option Price thereof and the amount of withholding taxes pursuant to subsection 6(c)(ii) below; and (2) by giving assurances satisfactory to the Company that the shares of Option Stock to be purchased upon such exercise are being purchased for investment and not with a view to resale in connection with any distribution of such shares in violation of the 1933 Act; provided, however, that in the event the Option Stock called for under the Option is registered under the 1933 Act, or in the event resale of such Option Stock without such registration would otherwise be permissible, this second condition will be inoperative if, in the opinion of counsel for the Company, such condition is not required under the 1933 Act, or any other applicable law, regulation or rule of any governmental agency.

                  (ii) Withholding Taxes. As a condition to the issuance of the shares of Option Stock upon full or partial exercise of an NSO granted under this Plan, the Optionee will pay to the Company in cash, or in such other form as the Committee may determine in its discretion, the amount of the Company's tax withholding liability required in connection with such exercise. For purposes of this subsection 6(c)(ii), "tax withholding liability" will mean all federal and state income taxes, social security tax, and any other taxes applicable to the compensation income arising from the transaction required by applicable law to be withheld by the Company.

         (d) Payment of Option Price. Each Option Agreement will specify the Option Price with respect to the exercise of Option Stock thereunder, to be fixed by the Committee in its discretion, but in no event will the Option Price be less than the greater of (i) $1.00 per share of Common Stock or (ii) the Fair Market Value (or, in case the Optionee is a 10% Stockholder, one hundred ten percent (110%) of such Fair Market Value) of the Option Stock at the time such ISO is granted. The Option Price will be payable to the Company in United States dollars in cash or by check or, such other legal consideration as may be approved by the Committee, in its discretion.

         (e) Termination of the Option. Except as otherwise provided herein, each Option Agreement will specify the period of time, to be fixed by the Committee in its discretion, during which the Option granted therein will be exercisable, not to exceed ten years from the date of grant in the case of an ISO (the "Option Period"); provided that the Option Period will not exceed five years from the date of grant in the case of an ISO granted to a 10% Stockholder. To the extent not previously exercised, each Option will terminate upon the expiration of the Option Period specified in the Option Agreement; provided, however, that each such Option will terminate, if earlier: (i) ninety days after the date that the Optionee ceases to be an Eligible Participant for any reason, other than by reason of death or disability; (ii) twelve months after the date that the Optionee ceases to be an Eligible Participant by reason of such person's death or disability; or (iii) immediately as of the date that the Optionee ceases to be an Eligible Participant by reason of a Just Cause Termination. In the event of a sale or all or substantially all of the assets of the Company, or a merger or consolidation or other reorganization in which the Company is not the surviving corporation, or in which the Company becomes a subsidiary of another corporation (any of the foregoing events, a "Corporate Transaction"), then notwithstanding anything else herein, the right to exercise all then outstanding Options will vest immediately prior to such Corporate Transaction and will terminate immediately after such Corporate Transaction; provided, however, that if the Board, in its sole discretion, determines that such immediate vesting of the right to exercise outstanding Options is not in the best interests of the Company, then the successor corporation must agree to assume the outstanding Options or substitute therefor comparable options of such successor corporation or a parent or subsidiary of such successor corporation.

         (f) Options Nontransferable. No Option will be transferable by the Optionee otherwise than by will or the laws of descent and distribution. During the lifetime of the Optionee, the Option will be exercisable only by him or her.

         (g) Qualification of Stock. The right to exercise an Option will be further subject to the requirement that if at any time the Board determines, in its discretion, that the listing, registration or qualification of the shares of Option Stock called for thereunder upon any securities exchange or under any state or federal law, or the consent or approval of any governmental regulatory authority, is necessary or desirable as a condition of or in connection with the granting of such Option or the purchase of shares of Option Stock thereunder, the Option may not be exercised, in whole or in part, unless and until such listing, registration, qualification, consent or approval is effected or obtained free of any conditions not acceptable to the Board, in its discretion.

         (h) Additional Restrictions on Transfer. By accepting Options and/or Option Stock under this Plan, the Optionee will be deemed to represent, warrant and agree as follows:

                  (i) Securities Act of 1933. The Optionee understands that the shares of Option Stock have not been registered under the 1933 Act, and that such shares are not freely tradeable and must be held indefinitely unless such shares are either registered under the 1933 Act or an exemption from such registration is available. The Optione understands that the Company is under no obligation to register the shares of Option Stock.

                  (ii)     Other   Applicable   Laws.   The   Optionee   further
                           understands that Transfer of the Option Stock requires full compliance with the provisions of all applicable laws.

                  (iii) Investment Intent. Unless a registration statement is in effect with respect to the sale of Option Stock obtained through exercise of Options granted hereunder: (1) Upon exercise of any Option, the Optionee will purchase the Option Stock for his or her own account and not with a view to distribution within the meaning of the 1933 Act, other than as may be effected in compliance with the 1933 Act and the rules and regulations promulgated thereunder; (2) no one else will have any beneficial interest in the Option Stock; and (3) he or she has no present intention of disposing of the Option Stock at any particular time.

         (i) Compliance with Law. Notwithstanding any other provision of this Plan, Options may be granted pursuant to this Plan, and Option Stock may be issued pursuant to the exercise thereof by an Optionee, only after there has been compliance with all applicable federal and state securities laws, and all of the same will be subject to this overriding condition. The Company will not be required to register or qualify Option Stock with the Securities and Exchange Commission or any State agency.

         (j) Stock Certificates. Certificates representing the Option Stock issued pursuant to the exercise of Options will bear all legends required by law and necessary to effectuate this Plan's provisions. The Company may place a "stop transfer" order against shares of the Option Stock until all restrictions and conditions set forth in this Plan and in the legends referred to in this Section 6(j) have been complied with.

         (k) Notices. Any notice to be given to the Company under the terms of an Option Agreement will be addressed to the Company at its principal executive office, Attention: Corporate Secretary, or at such other address as the Company may designate in writing. Any notice to be given to an Optionee will be addressed to the Optionee at the address provided to the Company by the Optionee. Any such notice will be deemed to have been duly given if and when enclosed in a properly sealed envelope, addressed as aforesaid, registered and deposited, postage and registry fee prepaid, in a post office or branch post office regularly maintained by the United States Government.

         (l) Other Provisions. The Option Agreement may contain such other terms, provisions and conditions, including such special forfeiture conditions, rights of repurchase, rights of first refusal and other restrictions on Transfer of Option Stock issued upon exercise of any Options granted hereunder, not inconsistent with this Plan, as may be determined by the Committee in its sole discretion.

         (m) Right to Terminate Employment. Nothing in the Plan or in any agreement entered into pursuant to the Plan shall confer upon any participant the right to continue in the employment of the Company or effect any right which the Company may have to terminate the employment of such participant.

         (n) Non-Uniform Determinations. The Board's determinations under the Plan (including without limitation determinations of the persons to receive awards, the form, amount and timing of such awards, the terms and provisions of such awards and the agreements evidencing same) need not be uniform and may be made by it selectively among persons who receive, or are eligible to receive, awards under the Plan, whether or not such persons are similarly situated.

         (o) Rights as a Shareholder. The recipient of any award under the Plan shall have no rights as a shareholder with respect thereto unless and until certificates for shares of Common Stock are issued to such participant.

         (p) Other Employee Benefits. Except as to plans which by their terms include such amounts as compensation, the amount of any compensation deemed to be received by an employee as a result of the exercise of an Option or the sale of Option Stock will not constitute compensation with respect to which any other employee benefits of such employee are determined, including, without limitation, benefits under any bonus, pension, profit-sharing, life insurance or salary continuation plan, except as otherwise specifically determined by the Board.

7. Proceeds from Sale of Stock. Cash proceeds from the sale of shares of Option Stock issued from time to time upon the exercise of Options granted pursuant to this Plan will be added to the general funds of the Company and as such will be used from time to time for general corporate purposes.

8. Modification, Extension and Renewal of Options. Subject to the terms and conditions and within the limitations of this Plan, the Committee may modify, extend or renew outstanding Options granted under this Plan, or accept the surrender of outstanding Options (to the extent not theretofore exercised) and authorize the granting of new Options in substitution therefor (to the extent not theretofore exercised). Notwithstanding the foregoing, however, no modification of any Option will, without the consent of the holder of the Option, alter or impair any rights or obligations under any Option theretofore granted under this Plan.

9. Amendment and Discontinuance. The Board may amend, suspend or discontinue this Plan at any time or from time to time; provided that no action of the Board will cause ISOs granted under this Plan not to comply with Section 422 of the Code unless the Board specifically declares such action to be made for that purpose. Moreover, no such action may alter or impair any Option previously granted under this Plan without the consent of the holder of such Option.

10. Plan Compliance with Rule 16b-3. With respect to persons subject to Section 16 of the Securities Exchange Act of 1934, transactions under this plan are intended to comply with all applicable conditions of Rule 16b-3 or its successors under the 1934 Act. To the extent any provision of the plan or action by the plan administrators fails so to comply, it shall be deemed null and void, to the extent permitted by law and deemed advisable by the plan administrators.

11. Copies of Plan. A copy of this Plan will be delivered to each Optionee at or before the time he or she executes an Option Agreement.


         Date Plan Adopted by Board of Directors: May 2, 2000
         Date Plan Approved by Stockholders:      _________, 2000

                                   APPENDIX B

                                   PROXY CARD
                                       for
                         ANNUAL MEETING OF STOCKHOLDERS
                                       of
                 SPECIALIZED HEALTH PRODUCTS INTERNATIONAL, INC

This Proxy is Solicited on Behalf of the Board Of Directors. The undersigned hereby appoints David A. Robinson as Proxy, with the power to appoint his substitute and hereby authorize them to represent and to vote, as designated below, all the shares of common stock of Specialized Health Products International, Inc. held on record by the undersigned on May 15, 2000 at the annual meeting of stockholders to be held on June 22, 2000, or any adjournment thereof.

1. Election of Nominee Director

   [ ] FOR Dr. Gale H. Thorne      [ ] WITHHOLD AUTHORITY to vote for
                                        Dr. Gale H. Thorne


2. Proposal to approve the Specialized Health Products International, Inc. 2000 Stock Option Plan.

                   [ ] For      [ ] Against   [ ] Abstain

3. In their discretion, the Proxy is authorized to vote upon such other business as may properly come before the meeting.

         This proxy when properly executed will be voted in the manner directed herein by the undersigned stockholder(s). If no directions are made, this proxy will be voted for the above Proposals.

         Please sign below. When shares are held by joint tenants, both should sign. When signing as attorney, executor, administrator, trustee or guardian, please give full title as such. If a corporation, please sign in full corporation name by President or other authorized officer. If a partnership, please sign in partnership name by authorized person.

Dated: ________________, 2000             ______________________________________
                                          (signature)


                                          ______________________________________
                                          (signature if held jointly)


                                          ______________________________________
                                          (print name of stockholder(s))

Please mark, sign, date and return the
proxy card promptly using the enclosed
envelope or proxy cards may be sent by
facsimile to Colonial Stock at (801)
355-6505 or directly to the Company at
(801) 298-3360.

                                       B-1